Exhibit 99.1
Precis, Inc. Announces the Completion of Its Merger with Insurance
Capital Management USA Inc.
Shareholders Approve Transaction and Company Name Change to Access Plans USA, Inc.
January 30, 2007 — DALLAS - Precis, Inc. (NASDAQ: PCIS) announced today that it completed its merger with Insurance Capital Management USA Inc. (ICM). Earlier today in a special meeting, Precis shareholders voted to approve the merger agreement Precis and ICM entered into on November 8, 2006. Shareholders also approved changing the name of the combined company to Access Plans USA, Inc. The name change is effective immediately and the company’s common stock will trade on the Nasdaq Capital Markets under the symbol “AUSA”, effective January 31, 2007.
“This is a significant day for all of us at Access Plans USA and for our shareholders,” said Peter W. Nauert, newly-elected chairman, president and chief executive officer of Access Plans USA, Inc. “We now offer a range of quality health care products and services to meet a wide variety of needs of individuals, families, businesses and their employees. Our customers have different needs, different budgets for health care, and different languages; but they all are seeking the same things: access to quality health care services and insurance or discount plans they can afford. We believe that the combination of these two companies will help us to become a leading provider in the years to come.”
Mr. Nauert continued, “We have developed a comprehensive system of distribution channels with the ability to provide complete services to all of our customers ranging from individuals to small employers, as well as self-funded health plans — including large public and private employers. We believe there is a great opportunity to build a strong business and to meaningfully address some of the most significant health care issues that many Americans confront on a daily basis. Access Plans USA has the products and services to meet the needs of insured individuals and families and the uninsured and uninsurable. We look forward to the future with great anticipation.”
About Access Plans USA.
Access Plans USA distributes a broad array of health insurance products to individuals and families and non-insurance health care discount programs to affordably address the needs of uninsured or underinsured individuals. The Company also provides third party claims administration, provider network management, and utilization management services to employers and employee groups. Access Plans USA provides the highest quality of products and administrative services that work for our customers. We are committed to assuring that our clients have access to health care that they need at prices they can afford. For more information on Access Plans USA, Inc. please visit www.accessplansusa.com.
Disclaimer
Certain statements included in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believes”, “expects”, “may”, “will”, or “should”, or other variations thereon, by discussions of strategies that involve risks and uncertainties. Access Plans USA, Inc. actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include general economic and business conditions; Inc. the ability of Access Plans USA to implement its business strategies; competition; availability of key personnel; increasing operating costs; unsuccessful promotional efforts; changes in brand awareness; acceptance of new product offerings; retention of members and independent marketing representatives; and changes in, or the failure to comply with, government regulations. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events, or otherwise.
Contacts:

Nancy Zalud, Vice President	Joe Diaz, Joe Dorame, Robert Blum
Access Plans USA	Lytham Partners, LLC
972-915-3218	602-889-9700
nzalud@accessplansusa.com	info@lythampartners.com